EXHIBIT 23.2

CROWE CHIZEK

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of ChoiceOne Financial Services, Inc. on Form S-8 of our report dated March 7, 2002 on the 2001 consolidated financial statements of ChoiceOne Financial Services, Inc., which report is included in the 2001 Annual Report on Form 10-K of ChoiceOne Financial Services, Inc. for the year ended December 31, 2001.

/s/ Crowe, Chizek and Company LLP Crowe, Chizek and Company LLP

Grand Rapids, Michigan
June 24, 2002